As filed with the Securities and Exchange Commission on July 23, 1997

                                                      Registration No. 333-05959
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              INTERIM SERVICES INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

                                   36-3536544
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                              INTERIM SERVICES INC.
                   1993 LONG-TERM EXECUTIVE COMPENSATION PLAN
--------------------------------------------------------------------------------
                              (Full title of plans)

                   John B. Smith, Esq., Senior Vice President
                              Interim Services Inc.
                             2050 Spectrum Boulevard
                          Ft. Lauderdale, Florida 33309
--------------------------------------------------------------------------------
                     (Name and address for agent of service)

                                 (954) 938-7600
--------------------------------------------------------------------------------
          (Telephone number, including area code, for agent of service)

================================================================================

                          DEREGISTRATION OF SECURITIES

     On March 7, 1994, the Registrant filed with the Commission a Registration Statement on Form S-8 (Registration No. 33-76120)(the "1994 Form S-8") registering 410,800 shares of the Registrant's Common Stock, par value $.01 per share, to be issued to participants in connection with the Registrant's 1993 Long-Term Executive Compensation Plan (the "Plan"). On June 13, 1996, the Registrant filed with the Securities and Exchange Commission an additional Registration Statement on Form S-8 (Registration Statement No. 333-05959)(the "1996 Form S-8") registering 1,067,200 shares of the Registrant's Common to be issued in connection with the Plan. The Plan has been superseded by the Registrant's 1997 Long-Term Executive Compensation and Outside Director Stock Option Plan (the "Combined Plan"). To date, an aggregate of 127,217 shares of Common Stock were issued to participants under the Plan. Shares reserved for issuance pursuant to options previously granted under the Plan will be issued, upon exercise under the Combined Plan. The 127,217 shares of Common Stock were issued under the 1994 Form S-8 registration. Since no shares of Common Stock registered under the 1996 Form S-8 were issued pursuant to the Plan, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed in order to deregister all 1,067,200 shares of Common Stock that were registered on the 1996 Form S-8.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida, on this 23rd day of July, 1997

                                   INTERIM SERVICES INC.

                                   By   /s/ Raymond Marcy
                                        ----------------------------------------
                                        Raymond Marcy
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                           Title                       Date
-------------------------  --------------------------------------  -------------

/s/ Raymond Marcy          President and Chief Executive           July 23, 1997
-------------------------  Officer
Raymond Marcy

/s/ John B. Smith          Executive Vice President and            July 23, 1997
-------------------------  Chief Financial Officer
Roy G. Krause
John B. Smith, Attorney-in-Fact

/s/ John B. Smith          Vice President and Treasurer            July 23, 1997
-------------------------  (Chief Accounting Officer)
Paul Haggard
John B. Smith, Attorney-in-Fact

/s/ John B. Smith          Director                                July 23, 1997
-------------------------
Steven S. Elbaum
John B. Smith, Attorney-in-Fact

/s/ John B. Smith          Director                                July 23, 1997
-------------------------
William F. Evans
John B. Smith, Attorney-in-Fact

/s/ John B. Smith          Director                                July 23, 1997
-------------------------
Jerome B Grossman
John B. Smith, Attorney-in-Fact

/s/ John B. Smith          Director                                July 23, 1997
-------------------------
Cinda A. Hallman
John B. Smith, Attorney-in-Fact

/s/ John B. Smith          Director                                July 23, 1997
--------------------------
J. Ian Morrison
John B. Smith, Attorney-in-Fact

/s/ John B. Smith          Director                                July 23, 1997
--------------------------
Allan C. Sorensen
John B. Smith, Attorney-in-Fact

/s/ John B. Smith          Director                                July 23, 1997
--------------------------
A. Michael Victory
John B. Smith, Attorney-in-Fact

                                       3